Exhibit 99.1

INTERACTIVE STRENGTH INC.

Interactive Strength Inc. d/b/a FORME Reports Third Quarter 2023 Results

Net Loss and Earnings per Diluted Share of $10.4 million and $0.73

Adjusted EBITDA was a $3.4 million loss, a $5.8 million improvement versus third quarter of 2022

Entered into a definitive agreement to acquire substantially all of the assets of CLMBR, Inc.

Austin, Texas - November 14, 2023 - Interactive Strength Inc. d/b/a FORME (the "Company", or “FORME”) (NASDAQ: TRNR), today announced its financial results for the third quarter of 2023.

The Company incurred a net loss of $10.4 million for the third quarter of 2023, or a loss of $0.73 per diluted share, as compared with a net loss of $14.8 million, or a loss of $30.16 per diluted share for the same period in 2022.

Adjusted EBITDA, a non-GAAP financial measure, was a $3.4 million loss for the quarter. Adjusted EBITDA for the third quarter reflects $4.8 million of non-cash stock-based compensation. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

The Company continued to make substantial progress towards completing the acquisition of the assets of CLMBR, Inc., the maker of the first-to-market connected vertical climber, with a definitive agreement being executed in early October as previously disclosed.

As previously announced, the potential transaction, if consummated, is expected to accelerate FORME’s commercialization path, result in immediate scale across all functions and create a high-growth and profitable platform that sells connected fitness equipment and digital fitness services across B2B and B2C channels. Based on internal projections from the target’s management, 2024 combined revenues are projected to exceed $20 million. By the fourth quarter of 2024, the combined business is expected to be cash flow positive and to achieve positive adjusted EBITDA based on identified cost synergies. There can be no assurance, however, that such results will be achieved.

CEO Comments

Trent Ward, co-founder and CEO of FORME, said “The third quarter showed continued reduction in operating expenses, resulting in the lowest adjusted EBITDA loss we have had since becoming commercial at $3.4 million. We expect that our operating expenses further decrease in the fourth quarter as we drive more operating efficiencies, which is setting the stage for us to reach profitability in the next twelve months based on the acquisition of CLMBR.”

“We believe that this is a transformational acquisition, both in its potential to help drive the business to profitability toward the end of next year and by shifting the channel where the vast majority of the revenue is generated to B2B. We continue to grow our distribution footprint in different B2B verticals and are excited about gaining a partner such as WOODWAY to really drive the business forward.”

“We sold substantially all of our Lift inventory in the third quarter, but we expect to have inventory available for consumers in time for the holiday and new year peak period that is upcoming. Our focus continues to be on generating significant recurring revenue per device, reaching a record of $1,723 (annualized) in the third quarter.”

“The priority for the rest of the year is to focus on the consummation of the acquisition of CLMBR and we are making meaningful progress towards that goal.

About Interactive Strength Inc.

Interactive Strength Inc. (NASDAQ: TRNR) d/b/a Forme is a digital fitness platform that combines premium connected fitness hardware products with personal training and coaching (from real humans) to deliver an immersive experience and better outcomes for both consumers and trainers. We believe we are the pioneer brand in the emerging sector of virtual personal training and health coaching and that our products and services are accelerating a powerful shift towards outcome-driven fitness solutions. The company is headquarters in Austin, Texas, USA. Visit formelife.com for more information, and connect with Forme on Facebook, and Instagram.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

The Company's non-GAAP financial measure in this press release consist of Adjusted EBITDA, which we define as net (loss) income, adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; gain on debt extinguishment; vendor settlements; transaction related expenses; and IPO readiness costs and expenses.

The Company believes the above adjusted financial measures help facilitate analysis of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

▪
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
▪
Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
▪
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA, or any other non-GAAP financial measures we may use in the future, is presented for supplemental informational purposes only and should not be considered as a substitute for, or in isolation from, our financial results presented in accordance with GAAP. Further, these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are, or may in the future be, as follows:

•
Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA does not reflect impairment charges for fixed assets, and gains (losses) on disposals for fixed assets;
•
Adjusted EBITDA does not reflect gains associated with debt extinguishments.
•
Adjusted EBITDA does not reflect gains associated with vendor settlements.
•
Adjusted EBITDA does not reflect IPO readiness costs and expenses that do not qualify as equity issuance costs.
•
Adjusted EBITDA does not reflect transaction related expenses from CLMBR acquisition.
•
Adjusted EBITDA does not reflect non cash fair value gains (losses) on convertible notes, warrants and unrealized currency gains (losses).

Further, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. For example, the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures is limited. Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements include, but are not limited to, statements regarding: the expectations as to the Company’s progress toward consummating the acquisition of the assets of CLMBR, Inc.; the anticipated timing of availability of additional inventory; aspects of the potential transaction, including the expected or potential impact and benefits thereof (such as the anticipated acceleration of FORME's commercialization path, the ability to achieve immediate scale across all functions and create a high-growth and profitable platform, and the anticipated impact on FORME's operating results and financial position, including statements regarding internal management projections of the target and the potential transaction, including with respect to 2023 and 2024 combined gross revenues and that, by the fourth quarter of 2024, the combined business is expected to be cash flow positive and to have positive adjusted EBITDA based on identified cost synergies if the gross revenue projections are achieved; the anticipated timeframe for the potential transaction; the Company’s expectations as to decreasing operating expenses in the fourth quarter and its belief that this will help position the Company to potentially reach profitability toward the end of 2024; the anticipated timing of availability of inventory;, the utility of non-GAAP financial measures; and the anticipated features and benefits of our product and service offerings. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. These risk and uncertainties include, but are not limited to, the following: our ability to achieve or maintain profitability; our future capital needs and ability to obtain additional financing to fund our operations; our ability to continue as a “going concern”; the growth rate, if any, of our business and revenue and our ability to manage any such growth; risks related to our subscription or any future revenue model; our limited operating history; our ability to compete successfully; fluctuations in our operating results and factors affecting the same; our reliance on sales of our Forme Studio equipment; our ability to sustain competitive pricing levels; the growth rate, if any, of our target markets and our industry; the ability of our customers to obtain financing to purchase our products; our ability to forecast demand for our products and services, anticipate consumer preferences, and manage our inventory; our ability to attract and retain members, personal trainers, health coaches, and fitness instructors; our ability to expand our commercial and corporate wellness business; unforeseen costs and potential liability in connection with our products and services; our dependence on third-party systems and services; and risks related to potential acquisitions, intellectual property, litigation, dependence on key personnel, privacy, cybersecurity, and other regulatory, tax, and accounting matters, and international operations (including the impact of any geopolitical risks such as regional unrest or outbreak of hostilities or war), as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this press release. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

TRNR Investor Contact
ir@formelife.com

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

KEY PERFORMANCE AND BUSINESS METRICS

(unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Households (at end of period)	226	173	226	173
Total Members (at end of period)	232	192	232	192
Annual Recurring Revenue	$464,425	$223,547	$464,425	$223,547
Average Annualized Recurring Revenue per Household	$1,723	$1,289	$1,723	$1,289
Net Dollar Retention Rate	185%	NM	185%	NM
Net Loss (in thousands)	$(10,408)	$(14,754)	$(39,971)	$(39,415)
Adjusted EBITDA (in thousands)	$(3,373)	$(9,160)	$(13,532)	$(29,808)

NM - Not meaningful.

Adjusted EBTIDA - Please refer to the reconciliation table titled "Reconciliation of Non-GAAP Financial Measures"

Households

We believe our ability to expand the number of households is an indicator of our market penetration and growth. Total households are defined as individuals or entities with an active paid membership and training.

Members

Our total member count is a key indicator of the size of our future revenue opportunity. We define a member as someone who has a unique profile on our platform, either as the primary membership owner or an associated user within the household.

ARR

Given the recurring nature of usage on our platform, we view annual recurring revenue as an important indicator of our progress towards growth targets and of the overall health of the member base. We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.

ARPH

We believe that our average recurring revenue per household, which we refer to as ARPH, is a strong indication of our ability to deliver value to our members and we use this metric to track expanding usage on our platform by our existing members. We calculate ARPH on a monthly basis as our total revenue in that period divided by the number of households determined as of the last day of that period. For a quarterly or annual period, ARPH is determined as the weighted average monthly ARPH over such three or 12-month period.

Net Dollar Retention Rate

Our ability to maintain long-term revenue growth and achieve profitability is dependent on our ability to retain and grow revenue from our existing members. To help us measure our performance in this area, we monitor our net dollar retention rate. We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all members during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same members as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these members over the last 12 months. The calculation also includes revenue from members that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged members in this calculation because our members may use our platform for workouts that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net Loss	$(10,408)	$(14,754)	$(39,971)	$(39,415)
Adjusted to exclude the following:
Total other expense (income), net	333	604	(657)	1,512
Income tax benefit (expense)	—	—	—	—
Depreciation and amortization expense	1,696	1,740	4,931	4,667
Stock-based compensation expense (1)	4,836	3,773	23,773	3,951
Gain on extinguishment of debt (2)	—	(523)	—	(523)
Vendor settlements (3)	—	—	(2,595)	—
IPO readiness costs and expenses (4)	—	—	817	—
Transaction related expenses (5)	170	—	170	—
Adjusted EBITDA (6)	$(3,373)	$(9,160)	$(13,532)	$(29,808)

(1) Stock based compensation

(2) Gain forgiveness of debt from PPP Loan.

(3) Gain on forgiveness of debt of $2.6 million related to the third-party Content Provider.

(4) Adjusts for IPO readiness costs and expenses that do not qualify as equity issuance costs.

(5) Adjusts for transaction costs related to CLMBR acquisition.

(6) Please refer to the "Non-GAAP Financial Measures" section of the press release.

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Fitness product revenue	$206	$144	$502	$402
Membership revenue	38	25	94	53
Training revenue	62	32	183	32
Total revenue	306	201	779	487
Cost of revenue:
Cost of fitness product revenue	(360)	(764)	(1,529)	(2,047)
Cost of membership	(960)	(1,545)	(2,861)	(3,537)
Cost of training	(109)	(387)	(300)	(1,077)
Total cost of revenue	(1,429)	(2,696)	(4,690)	(6,661)
Gross loss	(1,123)	(2,495)	(3,911)	(6,174)
Operating expenses:
Research and development	2,357	4,854	7,796	15,284
Sales and marketing	282	1,193	1,473	5,194
General and administrative	6,313	6,131	30,043	11,774
Total operating expenses	8,952	12,178	39,312	32,252
Loss from operations	(10,075)	(14,673)	(43,223)	(38,426)
Other income (expense), net:
Other income (expense), net	(179)	(417)	25	(740)
Interest (expense)	(154)	(187)	(1,382)	(748)
Gain upon debt forgiveness	—	523	2,595	523
Change in fair value of convertible notes	—	—	(252)	(24)
Change in fair value of warrants	—	—	2,266	—
Total other income (expense), net	(333)	(81)	3,252	(989)
Loss before provision for income taxes	(10,408)	(14,754)	(39,971)	(39,415)
Income tax expense	—	—	—	—
Net loss attributable to common stockholders	$(10,408)	$(14,754)	$(39,971)	$(39,415)
Net loss per share - basic and diluted	$(0.73)	$(30.16)	$(3.40)	$(93.10)
Weighted average common stock outstanding—basic and diluted	14,186,222	489,132	11,750,907	423,362

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$30	$226
Accounts receivable, net of allowances	7	—
Inventories, net	1,443	4,567
Vendor deposits	3,280	3,603
Prepaid expenses and other current assets	962	1,426
Total current assets	5,722	9,822
Property and equipment, net	583	1,326
Right-of-use-assets	296	110
Intangible assets, net	2,866	3,834
Long-term inventories, net	3,121	—
Deferred offering costs	—	2,337
Other assets	5,683	7,018
Total Assets	$18,271	$24,447
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,921	$7,743
Accrued expenses and other current liabilities	1,951	5,304
Operating lease liability, current portion	53	106
Deferred revenue	66	29
Loan payable	6,266	6,708
Senior secured notes	1,038	—
Income tax payable	7	7
Convertible note payable	—	4,270
Total current liabilities	18,302	24,167
Operating lease liability, net of current portion	243	9
Warrant liabilities	—	3,004
Total liabilities	$18,545	$27,180
Commitments and contingencies (Note 13)
Stockholders' equity
Common stock, par value $0.0001; 900,000,000 and 369,950,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 14,178,514 and 2,450,922 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	7	4
Additional paid-in capital	154,942	112,436
Accumulated other comprehensive income	286	365
Accumulated deficit	(155,509)	(115,538)
Total stockholders' equity (deficit)	(274)	(2,733)
Total liabilities and stockholders' equity (deficit)	$18,271	$24,447

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(39,971)	$(39,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency	64	821
Depreciation	743	932
Amortization	4,188	3,735
Non-cash lease expense	66	—
Inventory valuation loss	261	1,106
Stock-based compensation	23,773	3,951
Gain upon debt forgiveness	(2,595)	(523)
Interest expense	77	746
Amortization of debt discount	1,305	—
Change in fair value of convertible notes	252	24
Warrants issued to service providers	442	—
Change in fair value of warrants	(2,266)	—
Changes in operating assets and liabilities
Accounts receivable	(7)	—
Inventories	(442)	(2,806)
Prepaid expenses and other current assets	464	(721)
Vendor deposits	323	316
Deferred offering costs	—	(1,123)
Long-term inventories	—	(313)
Other assets	(10)	(1)
Accounts payable	585	1,642
Accrued expenses and other current liabilities	(780)	2,141
Deferred revenue	37	(4)
Operating lease liabilities	(70)	—
Net cash used in operating activities	(13,561)	(29,492)
Cash Flows From Investing Activities:
Purchase of property and equipment	—	(501)
Acquisition of internal use software	(349)	(2,744)
Acquisition of software and content	(797)	(4,958)
Net cash used in investing activities	(1,146)	(8,203)
Cash Flows From Financing Activities:
Proceeds from issuance of related party loans	465	14
Payments of related party loans	(483)	(1,178)
Proceeds from issuance of common stock upon initial public offering, net of offering costs	10,820	—
Payments of offering costs	(1,453)	—
Proceeds from senior secured notes	3,030	—
Payments of senior secured notes	(2,000)	—
Proceeds from issuance of Preferred Stock - Series A, net of issuance costs	—	29,997
Proceeds from issuance of convertible notes	—	5,902
Proceeds from the issuance of common stock A	4,247	2,060
Proceeds from the exercise of common stock options	30	6
Repayment Bounce Back Loan	—	(69)
Net cash provided by financing activities	14,656	36,732
Effect of exchange rate on cash	(145)	(74)
Net Change In Cash and Cash Equivalents	(196)	(1,037)
Cash and restricted cash at beginning of year	226	1,697
Cash and restricted cash at end of year	$30	$660
Supplemental Disclosure Of Cash Flow Information:
Property & equipment in AP	18	175
Inventories in AP and accrued	815	783
Issuance of Series A preferred stock in connection with convertible notes payable	—	5,926
Offering costs in AP and accrued	3,155	—
Exercise of stock warrants	2,468	—
Right-of-use assets obtained in exchange for new operating lease liabilities	313	—
Conversion of convertible notes into common stock	4,521	—
Decrease in right-of-use asset and operating lease liabilities due to lease termination	61	—
Issuance of Common Stock from Rights Offering	202	—
Net exercise of options	323	—
Stock-based compensation capitalized in software	745	—